                               AMENDMENT NO. 9 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS AMENDMENT to the Exhibit A to the Investment Management Agreement dated December 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the "Investment Manager"), amended as of the __ day of January, 2007, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio. This Amendment supersedes all previous amendments to Exhibit A to the Investment Management Agreement.

                                                                              MANAGEMENT FEE SCHEDULE
                                                                                (AS A PERCENTAGE OF
                                                                             AVERAGE DAILY NET ASSETS)
                   PORTFOLIO NAME                       EFFECTIVE DATE              ANNUAL RATE
---------------------------------------------------   ------------------   ---------------------------
The All-Cap Growth Equity Portfolio                    February 28, 2000               0.75%
The Core Focus Fixed Income Portfolio                    June 28, 2004                 0.40%
The Core Plus Fixed Income Portfolio                     June 28, 2002                 0.43%
The Emerging Markets Portfolio                                                         0.75%
The Focus Smid-Cap Growth Equity Portfolio
(formerly The Small-Cap Growth II Equity Portfolio)   September 15, 2003               0.75%
The Global Fixed Income Portfolio                                                      0.50%
The High-Yield Bond Portfolio                          December 15, 1999               0.45%
The Intermediate Fixed Income Portfolio                December 15, 1999               0.40%
The International Equity Portfolio                                                     0.75%
The Labor Select International Equity Portfolio                                        0.75%
The Large-Cap Growth Equity Portfolio                  November 1, 2005                0.65%
The Large-Cap Value Equity Portfolio                   December 15, 1999               0.55%
The Mid-Cap Growth Equity Portfolio                    December 15, 1999               0.75%
                                                                            0.75% on first $500 million
                                                                            0.70% on next $500 million
The Real Estate Investment Trust Portfolio             December 15, 1999   0.65% on next $1,500 million
                                                                           0.60% on assets in excess of
                                                                                  $2,500 million
The Real Estate Investment Trust Portfolio II          December 15, 1999               0.75%
The Small-Cap Growth Equity Portfolio                  December 15, 1999               0.75%
The Smid-Cap Growth Equity Portfolio                   December 1, 2004                0.75%
The Global Real Estate Securities Portfolio            January __, 2007                 [__]

                      [SIGNATURES APPEAR ON THE NEXT PAGE.]

DELAWARE MANAGEMENT COMPANY,            DELAWARE POOLED TRUST
a series of Delaware Management
Business Trust


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:


Attest:                                 Attest:
        -----------------------------           --------------------------------
Name:                                   Name:
Title:                                  Title:


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